WACHTELL, LIPTON, ROSEN & KATZ

51 WEST 52ND STREET

NEW YORK, N.Y.  10019-6150

TELEPHONE: (212) 403-1000

FACSIMILE: (212) 403-2000

January 9, 2008

Mr. Burl Thornton

Assistant Vice President

Federal Reserve Bank of Chicago

230 South LaSalle Street

Chicago, Illinois  60690-1414

          Re:   Application by FBOP Corporation to

                  Acquire up to 24.9% of the Outstanding

                  Voting Shares of PFF Bancorp, Inc.

Dear Mr. Thornton:

            PFF Bancorp, Inc., Rancho Cucamonga, California ("PFF"), hereby formally protests the application filed by FBOP Corporation, Oak Park, Illinois ("FBOP"), with the Board of Governors of the Federal Reserve System for permission to acquire up to 24.9% of the voting shares of PFF.  PFF is the publicly held parent company of PFF Bank & Trust, Pomona, California ("PFF Bank"), a federal savings bank.  PFF objects to FBOP's application chiefly on two grounds.

  As a "grandfathered" unitary savings and loan holding company, PFF makes investments in and engages in activities that are impermissible for financial holding companies.  As a minority shareholder, particularly in light of the passivity commitments it has made, FBOP has no ability to conform PFF's investments and activities to those permissible for financial holding companies, or even to discover the existence of any impermissible investments or activities.  Consequently, FBOP's investment in PFF common stock must, by law, be limited to no more than 5% of PFF's outstanding voting shares.

Mr. Burl Thornton

January 9, 2008

  In its application, FBOP commits to the Federal Reserve that it will be a passive investor in PFF.  However, these commitments are fundamentally inconsistent with FBOP's actions to date, which reflect an aggressive acquisition strategy.

I.          Certain of PFF's Previous and Future Investments Are Impermissible for FBOP

            As a financial holding company, FBOP's activities are limited to those that are financial in nature or incidental or complementary thereto.  Moreover, because PFF owns a federal savings bank, FBOP's application was filed under 12 C.F.R. 225.28(b)(4)(ii).  Under that provision, a bank holding company or a financial holding company, such as FBOP, may acquire interests in a savings association, provided that "the savings association engages only in deposit-taking activities, lending, and other activities that are permissible for bank holding companies."  However, due to its unique standing as a "grandfathered" unitary savings and loan holding company ("SLHC"), PFF is permitted to, either directly or indirectly, make investments in or engage in activities that are impermissible for bank and financial holding companies.

            PFF's authority to engage in activities prohibited for bank and financial holding companies is based on the Gramm Leach Bliley Act

(the 'GLBA').  Under the GLBA, existing unitary SLHCs, which were previously exempt from the restrictions set forth in Section 10(c)(2) of the Home Owners' Loan Act of 1933, as amended, were "grandfathered" and permitted to continue to engage in otherwise prohibited nonfinancial activities[1].  As a "grandfathered" unitary SLHC, PFF is not bound by the limitation on bank and financial holding companies to engage only in financially related activities and those activities incidental and complementary to financially related activities.  Rather, PFF is permitted to engage in any lawful activity and utilizes its exempt status to invest in and develop residential real estate projects through Diversified Services, Inc., an indirect subsidiary of PFF Bank, and Diversified Builders Services, Inc., a direct subsidiary of PFF.

            PFF also recently formed a subsidiary to engage in real estate brokerage activities and expects to begin operations imminently.  In this regard, Section 617 of the Omnibus Appropriations Bill signed into law on December 26, 2007, states that, for fiscal years 2008 and 2009, real estate brokerage activity will maintain its current status as an impermissible nonfinancial activity and both the Board of Governors of the Federal Reserve System and the Secretary of the Treasury are barred from altering this status by rule, regulation or order.

            As a financial holding company, FBOP is prohibited from acquiring over 5% of an entity engaged in nonfinancial activities [2].  FBOP's application states, "If FBOP discovers that the Target [PFF Bancorp, Inc. and its subsidiary] has activities or investments that do not conform to the

[1] "Grandfathered" status is awarded SLHCs which control only one savings association and which were SLHCs as of May 4, 1999.

[2] 12 U.S.C. @ 1843.

Mr. Burl Thornton

January 9, 2008

requirements of the BHC Act, FBOP will notify staff of the Board or the Federal Reserve Bank of Chicago and will divest its ownership in the Target within such reasonable time and in such manner as the Board shall prescribe."  In light of PFF's commencement of a real estate brokerage operation, an activity which a financial holding company such as FBOP is clearly prohibited from engaging in, directly or indirectly, FBOP's application for the acquisition of up to 24.9% of PFF's outstanding voting shares may not be approved by the Federal Reserve as a matter of law.  Further, as FBOP is prohibited from owning over 5% of an entity engaged in nonfinancial activities, the Federal Reserve is respectfully requested to direct FBOP to divest its ownership interest in PFF to 5% [3].

            FBOP also states in its application that it "will use its best efforts to ensure that its investment in, and the direct and indirect nonbanking activities of PFF Bancorp, Inc. and its subsidiary (collectively referred to as "Target") conform to the requirements of the BHC Act and Regulation Y, including the restrictions on investments and activities of bank holding companies."  In this regard, FBOP has not requested any information from PFF - let alone information relating to PFF's impermissible investments or activities.  Accordingly, it is difficult to see how FBOP could have conducted any meaningful due diligence on this point as public filings made by PFF would not necessarily disclose investments or activities that are impermissible for bank or financial holding companies.

            Further, as a minority investor, FBOP has no ability to ensure that PFF's investments and activities are permissible for a financial holding company.  This is particularly true in light of the fact that FBOP has entered into "Crownx" passivity commitments with the Federal Reserve, which, among other things, preclude FBOP from exercising or attempting to exercise a controlling influence over the management or policies of PFF.  Moreover, FBOP would have not have access to information relating to PFF beyond publicly available filings which, as noted above, do not necessarily set forth investments or activities that are impermissible for bank or financial holding companies.  Accordingly, FBOP would not be in a position to know, let alone control, when PFF has made additional nonfinancial investments or commenced additional nonfinancial activities.

II.         FBOP's 24.9% Acquisition Appears to be the First Step of an Aggressive Acquisition

            Strategy and is Thus Inconsistent with FBOP's Passivity Commitments

            As the Federal Reserve is aware, on October 5, 2007, FBOP received Federal Reserve approval to acquire up to 10% of PFF's outstanding voting stock.  By October 29, 2007, FBOP had already increased its ownership of PFF to 9.85% of PFF's common stock (as disclosed in FBOP's December 18, 2007 Schedule 13D filing with the Securities and Exchange Commission).  Less than six weeks later, on December 7, 2007, FBOP filed its pending application to acquire up to 24.9% of PFF's common stock with the Federal Reserve.  FBOP did not provide any advance notice to PFF of its intention to file this application and failed to provide PFF a courtesy copy.

[3] PFF further notes that FBOP's proposal to be permitted to acquire up to 24.9% of PFF's outstanding shares, subject to the condition that FBOP divest its shares if it "discovers" that PFF holds nonfinancial investments or engages in nonfinancial activities, would be potentially damaging to PFF.  The constant threat that a major shareholder may be required to divest its shares at any time would create an overhang that may weaken PFF's stock price.

Mr. Burl Thornton

January 9, 2008

            In its application, FBOP indicates that it intends to be a passive investor in PFF.  As noted above, FBOP has entered into "Crownx" passivity commitments with the Federal Reserve.  Among FBOP's commitments are that it will not take any action that would cause PFF or PFF Bank to become a subsidiary of FBOP or to exercise or attempt to exercise a controlling influence over the management or policies of PFF or PFF Bank.  PFF submits that FBOP's aggressive acquisition of PFF's common stock after only recently receiving Federal Reserve approval to acquire up to 10% of PFF common stock and FBOP's immediate application for approval to acquire up to 24.9% of PFF common stock are fundamentally inconsistent with the actions of a passive investor.  Rather, these actions are more analogous to those of a hostile acquiror, steadily accumulating a position in a target company in order to force a potential whole company acquisition.  In light of FBOP's aggressive acquisition tactics, PFF challenges the validity and credibility of the passivity commitments made in connection with FBOP's previous application to acquire up to a 10% ownership interest in PFF.  PFF further challenges the passivity commitments made more recently by FBOP in its pending application, and contends that the Federal Reserve should not accept FBOP's passivity commitments for purposes of this application.

            This letter is intended as a protest to all aspects of FBOP's application, thereby triggering the Federal Reserve's ex parte rules in connection with communications of any kind and subject matter between the Federal Reserve System and FBOP in connection with the application.  Please inform the undersigned immediately of any disposition of FBOP's application by telephone or email.

                                                                                                                           Sincerely,

                                                                                                                            /s/ Richard K. Kim

                                                                                                                            Richard K. Kim

cc:        Robert L. Golish, Esq.

            General Counsel

            PFF Bancorp, Inc.

            John E. Bowman

            Deputy Director, Chief Counsel

            Office of Thrift Supervision